EXHIBIT 21.1

              SUBSIDIARIES AND RESTRICTED AFFILIATES OF THE COMPANY

A.       Subsidiaries

Algemene Kabel Exploitatie Maatschappij B.V.
Anfel-Kabelkom Kabelkommunikacios Kft.
Auldana Beach Pty Ltd.
Austar Entertainment Pty Ltd.
Austar Retail Pty Ltd.
Austar Satellite Pty Ltd.
Austar Satellite Ventures Pty Ltd.
Austar Services Pty Ltd.
Belmarken Holding B.V.
Bicatobe Investments B.V.
Binan Investments B.V.
Cable Network Brabant Holding B.V.
Cable Network Holding B.V
Cable Network Zuid-Oost Brabant Holding B.V.
Cable Networks Austria Holding B.V.
Cable Networks Netherlands Holding B.V.
Cable Star S.A.
CAI Almere B.V.
CAI Bemmel B.V.
CAI Buren B.V.
CAI Dodewaard B.V.
CAI Dronten B.V.
CAI Druten B.V.
CAI Elst B.V.
CAI Geldermalsen B.V.
CAI Gendt B.V.
CAI Heteren B.V.
CAI Lelystad B.V.
CAI Lingewaal B.V.
CAI Midden Betuwe B.V.
CAI Neerijnen B.V.
CAI NKM-Nijmegen B.V.
CAI Over Betuwe B.V.
CAI Renkum B.V.
CAI Tiel B.V.
CAI Valburg B.V.
CAI Wageningen B.V.
CAI Wijchen B.V.
Carryton Pty Ltd.
chello broadband A.S
chello broadband B.V
chello broadband GmbH
chello broadband Limited
chello broadband N.V
chello broadband S.A.R.L.
Chippawa Pty Ltd.
Control Cable Ventures SRL
CTV Pty Ltd.
Dovevale Pty Ltd.
Enalur S.A. (Chile)
Enalur S.A. (Uruguay)
Eurosat S.R.L.
Global Kabeltelevizio Kft.
Grovern Pty Ltd.
Hajdu Kabelkom Kabelkommunikacios Kft.
Hungary Holding Co.
Ilona Investments Pty Ltd.
Jacolyn Pty Ltd.
Janco Multicom A/S
Kabelkom-Dunaujvaros Kabelkommunikacios Kft.
Kabelkom Holding Co.
Kabelkom Management Co.
Kabelkom Nyiregyhaza Kabelkommunikacios Kft.
Kabelkom Pecsi Kabeltelevizio Kft.
Kabelkom Szekesfehervar Kabelkommunikacios Kft.
Kabelkom-Szolnok Kabelkommunikacios Kft.
Kabelkom Veszprem Kabelkommunikacios Kft.
Kabel Net Brno A.S.
Kabel Net Holding A.S.
Kabeltel s.r.o.
Kabeltel Budapest Kabeltelevizios Szolgaltato Kft.
Kabeltel-Elektra Kabeltelevizios Szolgaltato Kft.
Kabeltelevisie Eindhoven N.V.
Kabeltel Kabeltelevizio  Szolgaltato Kft.
Kabeltel Kanizsa Kabeltelevizios Szolgaltato Kft.

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Kabeltel Sopron Kabeltelevizios Szolgaltato Kft.
Kabel TV Szervezo es Szolgaltato Kft.
Keansburg Pty Ltd.
Kidillia Pty Ltd.
Lebesa Holding BV
Lystervale Pty Ltd.
L.N.C.I. Kabelrendszer Uzemelteto Szolgaltato Kft.
Maxi-Vu Pty Ltd.
Maxinetwerken B.V.
MediaReseaux Marne S.A.
MediaReseaux S.A.
Megasat Gyarto Szolgaltato es Kereskedelmi Kft.
Melita Partnership
Minorite Pty Ltd.
Miskolci Kabel-TV Kft.
Multetel S.A.
Multicanal Holdings SRL
Multicanal Televisao por Cabo, SGPS, Ltda
Newcom S.A.
N.V. TeleKabel
N.V. TeleKabel Beheer
Orloff Pty Ltd.
Palara Vale Pty Ltd.
Paruse B.V.
Plator Holding B.V.
Priority Telecom Netherlands B.V.
Priority Telecom N.V.
Radio Public N.V./S.A.
Saturn Communications Limited
Selasa Holding B.V.
Selectra Pty Ltd.
Sopron Varosi Onallo Kozsolgalati Televizio Kft.
Stipdon Investments B.V.
STV Pty Limited
Tara Television Global Ltd.
Tara Television Limited
Tara Television (UK) Limited
Telekabel-Fernsehnetz Region Baden Betriebs-GmbH
Telekabel-Fernsehnetz Wiener Neustadt Neunkirchen Betriebs-GmbH
Telekabel Graz GmbH
TeleKabel Hungary B.V.
Telekabel Klagenfurt GmbH
Telekabel Omroep Facilitair Bderijf B.V.
Telekabel Wien GmbH
Telestar-Kabelkom Kabelkommunikacios Kft
Teleweb Ltda.
Teleweb S.A.
Tishdoret Achzakot Ltd.
Trnavatel s.r.o.
UAP Australia Programming Pty Ltd.
U.C.T. - Netherlands B.V.
UIH Argentina, Inc.
UIH Asia Investment Co.
UIH Asia, Ltd.
UIH Asia/Pacific, Inc.
UIH Asia/Pacific Communications, Inc.
UIH Austar, Inc.
UIH Austar Transponder, Inc.
UIH Australia Holdings, Inc.
UIH Australia/Pacific Finance, Inc.
UIH Australia/Pacific, Inc.
UIH Brazil, Inc.
UIH Chile, Inc.
UIH Chile Ventures Inc.
UIH China Holdings, Inc.
UIH CUPV Holdings, Inc.
UIH do Brasil Tecnologia Ltda.
UIH ECT Holdings, Inc.
UIH El Salvador, Inc.
UIH Europe, Inc.
UIH GTS, Inc.
UIH Hunan, Inc.
UIH Hungary, Inc.
UIH Iberian Programming, Inc.
UIH Israel, Inc.
UIH Latin America, Inc.
UIH Latin America Programming, Inc.
UIH Management, Inc.
UIH Mexico, Inc.
UIH Mexico Resources, Inc.
UIH Mexico Ventures, Inc.
UIH Middle East, Inc.
UIH New Zealand Holdings, Inc.
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UIH Peru, Inc.
UIH Peru, S.A.
UIH Philippines Holdings, Inc.
UIH Programming, Inc.
UIH Romania, Inc.
UIH Romania Ventures, Inc.
UIH-SFCC II, Inc.
UIH-SFCC Holdings, L.P.
UIH-SFCC L.P.
UIH Taiwan, Inc.
UIH UK, Inc.
UIH Venezuela, Inc.
UIH XYZ Holdings, Inc.
UIHLA Holdings, Inc.
UIHLA Management, Inc.
UIHLA Ventures, Inc.
UII Management
Uniport Communications B.V.
United International Holdings Argentina, S.A.
United International Investments
United International Properties, Inc.
United Pan-Europe Communications N.V.
United TeleKabel Holding N.V.
United Telekabel Holding II B.V.
United Wireless, Inc.
United Wireless Pty Limited
UPC Intermediates B.V.
UPC Programming B.V.
UPC Services Ltd.
UPC Slovakia Holding BV
Vermint Grove Pty Ltd.
Vinatech Pty Ltd.
VTR Cable Express S.A.
VTR Cable Express (Chile) S.A.
VTR Galaxy Chile S.A.
VTR Hipercable, S.A.
VTR Net S.A.
VTR Telefonica S.A.
Windytide Pty Ltd.
Wollongong Microwave Pty Ltd.
Xtek Bay Pty Ltd.
Yanover Pty Ltd.
Zeblas B.V.
Zomerwind Holding B.V.


B.       Restricted Affiliates

Cablevision S.A.
Century United Programming Ventures Pty Limited
Cuernamu, S.A. De C.V.
Grupo Telecable de Mexico, S.A. de C.V.
Hunan International Telecommunications Company Limited
Ibercom, Inc.
Iberian Programming Services C.V.
Interactive Television Network, Inc.
Inversiones UIH Latin America Limitada
MCG Management, Inc.
Megacom M Servicios, S.A. de C.V.
Megapo Communicaciones de Mexico S.A. de C.V.
Melita Cable TV plc
Monor Telfon Tarasag Rt.
Multicanal TPS, S.A.
Nidlo B.V.
Red de Television y Servicios Por Cable S.A.
Societe Francaise des Communications et du Cable S.A.
Spanish Program Services, C.V.
Telecable de Chilpancingo, S.A. de C.V.
Telecable de Morelos, S.A. de C.V.
Telecable Mexicano, S.A. de C.V.
Telefenua S.A.
Television Universidad de Talcia S.A.
Tevel Israel International Communications Ltd.
TV Cabo e Comunicacoes de Jundiai, S A
TV Max Constitucion Limitada
TV Show Brasil, S/A
United Family Communications, LLC
Vision por Cable de Oaxaca, S.A. de C.V.
Xtra Music Limited
xyz Entertainment Pty Limited